Exhibit 99.05 FLEXTRONICS INTERNATIONAL LTD. (Incorporated in the Republic of Singapore) (Company Registration Number 199002645H) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned being a member of Flextronics International Ltd. (“Flextronics”) hereby appoints Thomas J. Smach or failing whom Christopher Collier or failing whom the Chairman of the Annual General Meeting as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the ordinary shares of Flextronics owned by the undersigned, at the 2007 Annual General Meeting of Shareholders of Flextronics to be held on September 27, 2007, or at any adjournment thereof. This Proxy Card, when properly executed and returned in a timely manner, will be voted at the Annual General Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, this Proxy Card will be voted FOR the Board of Director nominees (Proposals No. 2 and 3), FOR Proposals No. 1 and 4 through 9 and in accordance with the judgment of the persons named as Proxies herein on any other matters that may properly come before the 2007 Annual General Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT NOT LESS THAN 48 HOURS PRIOR TO THE TIME OF THE MEETING IN THE ENCLOSED ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE

please mark votes as in this example. The Board of Directors unanimously recommends a vote FOR the Board nominees (Proposals No. 2 and 3) and FOR Proposals No. 1 and 4 through 9. This Proxy Card, when properly executed, will be voted as specified below. This Proxy Card will be voted FOR the Board nominees (Proposals No. 2 and 3) and FOR Proposals No. 1 and 4 through 9 if no specification is made. 1. To authorize the Directors of Flextronics to allot and issue its ordinary shares pursuant to the Agreement and Plan of Merger, dated June 4, 2007, among Flextronics, Saturn Merger Corp. and Solectron Corporation. FOR AGAINST ABSTAIN 2a. Re-election of Mr. James A. Davidson as a Director of Flextronics. FOR AGAINST ABSTAIN 2b. Re-election of Mr. Lip-Bu Tan as a Director of Flextronics. FOR AGAINST ABSTAIN 3. Re-appointment of Mr. Rockwell A. Schnabel as a Director of Flextronics. FOR AGAINST ABSTAIN 4. To approve the re-appointment of Deloitte & Touche LLP as Flextronics’s independent auditors for the 2008 fiscal year and to authorize the Board of Directors to fix its remuneration. FOR AGAINST ABSTAIN 5. To approve the general authorization for the Directors of Flextronics to allot and issue ordinary shares. FOR AGAINST ABSTAIN 6. To approve the cash compensation payable to Flextronics’s non-employee directors. FOR AGAINST ABSTAIN 7. To approve the renewal of the Share Purchase Mandate relating to acquisitions by Flextronics of its own issued ordinary shares. FOR AGAINST ABSTAIN

8.To approve an amendment to the 2001 Equity Incentive Plan to increase the maximum number of ordinary shares which may be issued as share bonuses by 5,000,000 ordinary shares. FOR AGAINST ABSTAIN 9.To approve an amendment to the 2001 Equity Incentive Plan to increase the number of ordinary shares reserved for issuance by 10,000,000 shares. FOR AGAINST ABSTAIN In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. This Proxy Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signatory is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signatory is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.Signature:Date: